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                                                                                                          Exhibit 21.1

                                                SUBSIDIARIES OF THE REGISTRANT
                                                                                                         State of
                                                                            Percentage                 Incorporation
                                                                                of                          or
         Parent                                  Subsidiary                 Ownership                  Organization
-------------------------                    ------------------          ---------------            -------------------
Enterbank Holdings, Inc.                     Enterprise Bank                  100%                      Missouri

Enterbank Holdings, Inc.                     Enterprise Capital               100%                      Missouri
                                             Resources, Inc.

Enterprise Capital                           Enterprise Capital               100%                      Missouri
Resources, Inc.                              Management, Inc.
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